Exhibit 99.1

CONTACT:

Brian Luque

(617) 863-5535

Investor Relations

bluque@invivotherapeutics.com

InVivo Therapeutics Receives Investigational Testing Authorization from Health Canada

CAMBRIDGE, Mass. (July 13, 2016) — InVivo Therapeutics Holdings Corp. (NVIV) today announced that Health Canada has approved the company’s Investigational Testing Authorization application to commence clinical studies in Canada. The authorization will allow the company to enroll Canadian patients into the ongoing INSPIRE study once a Canadian site is open for enrollment. InVivo currently is in late stage conversation with various Canadian Research Ethics Boards and expects to announce its first Canadian site in the coming weeks.

“The Canadian scientific and medical community recognizes spinal cord injury as a significant unmet medical need and has been at the forefront of researching potential therapies for years,” Mark Perrin, InVivo’s CEO and Chairman, said. “Partnering with countries and institutions that share our commitment to advancing the field is a significant step in furthering the company’s global mission: to redefine the life of the spinal cord injury patient.”

A new CEO’s Perspective discussing spinal cord injury incidence and prevalence around the world, including Canada, can be found on the InVivo Therapeutics website: http://www.invivotherapeutics.com/about-invivo/ceo-perspective/

About The INSPIRE Study

The INSPIRE Study: InVivo Study of Probable Benefit of the Neuro-Spinal Scaffold™ for Safety and Neurologic Recovery in Subjects with Complete Thoracic AIS A Spinal Cord Injury, is designed to demonstrate the safety and probable benefit of the Neuro-Spinal Scaffold™ for the treatment of complete T2-T12/L1 spinal cord injury in support of a Humanitarian Device Exemption (HDE) application for approval. For more information, refer to https://clinicaltrials.gov/ct2/show/study/NCT02138110.

About the Neuro-Spinal Scaffold™ Implant

Following acute spinal cord injury, surgical implantation of the biodegradable Neuro-Spinal Scaffold within the decompressed and debrided injury epicenter is intended to support appositional healing, thereby reducing post-traumatic cavity formation, sparing white matter, and allowing neural regeneration across the healed wound epicenter. The Neuro-Spinal Scaffold, an investigational device, has received a Humanitarian Use Device (HUD) designation and currently is being evaluated in the INSPIRE pivotal probable benefit study for the treatment of patients with complete (AIS A) traumatic acute spinal cord injury.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. In 2011, the company earned the David S. Apple Award from the American Spinal Injury Association for its outstanding contribution to spinal cord injury medicine. In 2015, the company’s investigational Neuro-Spinal Scaffold received the 2015 Becker’s Healthcare Spine Device Award. The publicly-traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws.  These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect,” “designed to,” “potentially,” and similar expressions, and include statements regarding the safety and effectiveness of the Neuro-Spinal Scaffold, progress toward achievement of OPC for The INSPIRE Study, the expected timing of full enrollment in the study, the ability of the company to open a site in Canada or enroll patients in Canada, and the timing of the submission of the Humanitarian Device Exemption (HDE). Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the company’s ability to successfully open additional clinical sites for enrollment and to enroll additional patients; the timing of the Institutional Review Board process; the impact of achieving the OPC on the FDA approval process; the company’s ability to commercialize its products; the company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the company’s products and technology in connection with the treatment of spinal cord injuries; the availability of substantial additional funding for the company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and other risks associated with the company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies identified and described in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, and its other filings with the SEC, including the company’s Form 10-Qs and current reports on Form 8-K. The company does not undertake to update these forward-looking statements.

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